FOR IMMEDIATE RELEASE
NEWS RELEASE

Pacira BioSciences Reports Second Quarter 2024 Financial Results

-- Conference call today at 4:30 p.m. ET --

TAMPA, FL, July 30, 2024 - Pacira BioSciences, Inc. (Nasdaq: PCRX), the industry leader in its commitment to non-opioid pain management and regenerative health solutions, today reported financial results for the second quarter of 2024.
Second Quarter 2024 Financial Highlights
•Total revenues of $178.0 million
•Net product sales of $136.9 million for EXPAREL, $30.7 million for ZILRETTA, and $5.7 million for iovera°
•Net income of $18.9 million, or $0.41 per share (basic) and $0.39 per share (diluted)
•Adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) of $62.1 million
See “Non-GAAP Financial Information” below.
“The first half of the year was marked by meaningful progress towards our commercial, clinical, and business objectives. With a focus on strong execution, we maintained solid sales across all three of our opioid-sparing products, strengthened our balance sheet, and realigned our leadership team to better position us for long-term success,” said Frank D. Lee, chief executive officer of Pacira BioSciences. “Looking ahead to the back half of the year, we remain sharply focused on preparations to maximize the benefit of separate EXPAREL reimbursement for outpatient procedures with the implementation of NOPAIN in January 2025.”

“We have multiple initiatives underway to drive awareness around the opioid-sparing benefits of EXPAREL ahead of NOPAIN. Recent progress includes the publication of three robust real-world studies that demonstrate the opioid-sparing and economic benefits of EXPAREL and the launch of a national awareness and educational campaign. We remain confident this important reimbursement milestone will drive expanded EXPAREL utilization in outpatient settings and drive accelerated topline growth in 2025 and beyond,” continued Mr. Lee.
Recent Business Highlights
•Centers for Medicare and Medicaid Services (CMS) propose new reimbursement for EXPAREL in all outpatient surgical environments beginning January 1, 2025. In July 2024, CMS issued its proposed Hospital Outpatient Prospective Payment System and Ambulatory Surgical Center Payment System rule for 2025. In the proposed rule,

EXPAREL® (bupivacaine liposome injectable suspension) is one of six covered non-opioids—two of which are specific to ophthalmology— qualifying for separate Medicare reimbursement in both the ambulatory surgical center (ASC) and hospital outpatient (HOPD) settings. Pending finalization, this policy would go into effect beginning January 1, 2025. The proposed rule reflects impending implementation of the Non-Opioids Prevent Addiction in the Nation (NOPAIN) Act, which mandates separate CMS payment for qualifying non-opioid drugs and devices across the HOPD and ASC settings. The law was passed as part of the Consolidated Appropriations Act of 2023.

•$150 Million Share Repurchase Program. In May 2024, the company announced a new share repurchase program which authorizes the company to repurchase up to an aggregate of $150 million of its outstanding common stock. Repurchases under the program may be made at management’s discretion on the open market or through privately negotiated transactions. The share repurchase program may be suspended or discontinued at any time by the company and has an expiration date of December 31, 2026. Concurrently with the pricing of the offering of the 2029 Notes discussed below, the company entered into separate privately negotiated agreements with certain of the initial purchasers of the 2029 Notes or their respective affiliates and/or certain other financial institutions to repurchase 837,240 shares of its common stock for $25.0 million.

•Issuance of $287.5 million aggregate principal amount of 2.125% convertible senior notes due 2029. In May 2024, Pacira issued $287.5 million in aggregate principal amount of 2.125% convertible senior notes due 2029 (the 2029 Notes) in a private placement. Pacira used approximately $191.0 million of the net proceeds to repurchase $200.0 million aggregate principal amount of its outstanding 0.750% convertible senior notes due 2025, approximately $26.7 million of the net proceeds to fund the cost of entering into capped call transactions associated with the issuance, and approximately $25.0 million of the net proceeds for the share repurchase referenced above. Pacira intends to use the remainder of the net proceeds from the offering for general corporate purposes, including working capital and research and development expenditures.
Second Quarter 2024 Financial Results
•Total revenues were $178.0 million in the second quarter of 2024, versus $169.5 million reported for the second quarter of 2023.
•EXPAREL net product sales were $136.9 million in the second quarter of 2024, versus $135.1 million reported for the second quarter of 2023. Second quarter volume growth of 3 percent was offset by contracted discounts and vial mix. There were 63 selling days in the second quarter of 2024 and 64 selling days in the second quarter of 2023.
•ZILRETTA net product sales were $30.7 million in the second quarter of 2024, versus $29.3 million reported for the second quarter of 2023.
•Second quarter 2024 iovera° net product sales were $5.7 million, versus $4.4 million reported for the second quarter of 2023.

•Sales of bupivacaine liposome injectable suspension to third-party licensees were $3.2 million in the second quarter of 2024, versus $0.7 million reported for the second quarter of 2023.
•Total operating expenses were $149.8 million in the second quarter of 2024, compared to $129.6 million in the second quarter of 2023.
•Research and development (R&D) expenses were $20.3 million in the second quarter of 2024, compared to $18.8 million in the second quarter of 2023. R&D expenses included $7.3 million and $9.3 million of product development and manufacturing capacity expansion costs in the second quarters of 2024 and 2023, respectively.
•Selling, general and administrative (SG&A) expenses were $68.1 million in the second quarter of 2024, compared to $64.9 million in the second quarter of 2023.
•GAAP net income was $18.9 million, or $0.41 per share (basic) and $0.39 (diluted) in the second quarter of 2024, compared to $25.8 million, or $0.56 per share (basic) and $0.51 (diluted) in the second quarter of 2023.
•Non-GAAP net income was $44.2 million, or $0.96 per share (basic) and $0.89 per share (diluted) in the second quarter of 2024, compared to $36.0 million, or $0.78 per share (basic) and $0.71 per share (diluted), in the second quarter of 2023.
•Adjusted EBITDA was $62.1 million in the second quarter of 2024, compared to $54.3 million in the second quarter of 2023.
•Pacira ended the second quarter of 2024 with cash, cash equivalents and available-for-sale investments (“cash”) of $404.2 million. Cash provided by operations was $53.2 million in the second quarter of 2024, compared to $43.5 million in the second quarter of 2023.
•Pacira had 46.2 million basic and 50.5 million diluted weighted average shares of common stock outstanding in the second quarter of 2024.
See “Non-GAAP Financial Information” below.
2024 Financial Guidance
Today the company is reiterating its full-year 2024 financial guidance as follows:
•Total revenue of $680 million to $705 million;
•Non-GAAP gross margin of 74% to 76%;
•Non-GAAP R&D expense of $70 million to $80 million;
•Non-GAAP SG&A expense of $245 million to $265 million; and
•Stock-based compensation of $50 million to $55 million.
See “Non-GAAP Financial Information” below.

Today’s Conference Call and Webcast Reminder
The Pacira management team will host a conference call to discuss the company’s financial results and recent developments today, Tuesday, July 30, 2024, at 4:30 p.m. ET. For listeners who wish to participate in the question-and-answer session via telephone, please pre-register at investor.pacira.com/upcoming-events. All registrants will receive dial-in information and a PIN allowing them to access the live call. In addition, a live audio of the conference call will be available as a webcast. Interested parties can access the event through the “Events” page on the Pacira website at investor.pacira.com.

Non-GAAP Financial Information
This press release contains financial measures that do not comply with U.S. generally accepted accounting principles (GAAP), such as non-GAAP gross margin, non-GAAP cost of goods sold, non-GAAP research and development (R&D) expense, non-GAAP selling, general and administrative (SG&A) expense, non-GAAP net income, non-GAAP net income per common share, non-GAAP weighted average diluted common shares outstanding, EBITDA (earnings before interest, taxes, depreciation and amortization) and adjusted EBITDA, because these non-GAAP financial measures exclude the impact of items that management believes affect comparability or underlying business trends.

These measures supplement the company’s financial results prepared in accordance with GAAP. Pacira management uses these measures to better analyze its financial results, estimate its future cost of goods sold, R&D expense and SG&A expense outlook for 2024 and to help make managerial decisions. In management’s opinion, these non-GAAP measures are useful to investors and other users of the company’s financial statements by providing greater transparency into the ongoing operating performance of Pacira and its future outlook. Such measures should not be deemed to be an alternative to GAAP requirements or a measure of liquidity for Pacira. The non-GAAP measures presented here are also unlikely to be comparable with non-GAAP disclosures released by other companies. See the tables below for a reconciliation of GAAP to non-GAAP measures.

About Pacira
Pacira BioSciences, Inc. (Nasdaq: PCRX) is committed to providing non-opioid pain management options to as many patients as possible to redefine the role of opioids as rescue therapy only. Pacira has three commercial-stage non-opioid treatments: EXPAREL® (bupivacaine liposome injectable suspension), a long-acting local analgesic currently approved for infiltration, fascial plane block, and as an interscalene brachial plexus nerve block for postsurgical pain management; ZILRETTA® (triamcinolone acetonide extended-release injectable suspension), an extended-release, intra-articular injection indicated for the management of osteoarthritis knee pain; and ioveraº®, a novel, handheld device for delivering immediate, long-acting, drug-free pain control using precise, controlled doses of cold temperature to a targeted nerve. To learn more about Pacira, including the corporate mission to reduce overreliance on opioids, visit www.pacira.com.

About EXPAREL® (bupivacaine liposome injectable suspension)

EXPAREL is indicated to produce postsurgical local analgesia via infiltration in patients aged 6 years and older, and postsurgical regional analgesia via an interscalene brachial plexus block in adults, a sciatic nerve block in the popliteal fossa in adults, and an adductor canal block in adults. The safety and effectiveness of EXPAREL have not been established to produce postsurgical regional analgesia via other nerve blocks besides an interscalene brachial plexus nerve block, a sciatic nerve block in the popliteal fossa, or an adductor canal block. The product combines bupivacaine with multivesicular liposomes, a proven product delivery technology that delivers medication over a desired time period. EXPAREL represents the first and only multivesicular liposome local anesthetic that can be utilized in the peri- or postsurgical setting. By utilizing the multivesicular liposome platform, a single dose of EXPAREL delivers bupivacaine over time, providing significant reductions in cumulative pain scores with up to a 78 percent decrease in opioid consumption; the clinical benefit of the opioid reduction was not demonstrated. Additional information is available at www.EXPAREL.com.

Important Safety Information about EXPAREL for Patients

EXPAREL should not be used in obstetrical paracervical block anesthesia. In studies in adults where EXPAREL was injected into a wound, the most common side effects were nausea, constipation, and vomiting. In studies in adults where EXPAREL was injected near a nerve, the most common side effects were nausea, fever, and constipation. In the study where EXPAREL was given to children, the most common side effects were nausea, vomiting, constipation, low blood pressure, low number of red blood cells, muscle twitching, blurred vision, itching, and rapid heartbeat. EXPAREL can cause a temporary loss of feeling and/or loss of muscle movement. How much and how long the loss of feeling and/or muscle movement depends on where and how much of EXPAREL was injected and may last for up to 5 days. EXPAREL is not recommended to be used in patients younger than 6 years old for injection into the wound, for patients younger than 18 years old, for injection near a nerve, and/or in pregnant women. Tell your health care provider if you or your child has liver disease, since this may affect how the active ingredient (bupivacaine) in EXPAREL is eliminated from the body. EXPAREL should not be injected into the spine, joints, or veins. The active ingredient in EXPAREL can affect the nervous system and the cardiovascular system; may cause an allergic reaction; may cause damage if injected into the joints; and can cause a rare blood disorder.

About ZILRETTA® (triamcinolone acetonide extended-release injectable suspension)

On October 6, 2017, ZILRETTA was approved by the U.S. Food and Drug Administration as the first and only extended-release intra-articular therapy for patients confronting osteoarthritis (OA)- related knee pain. ZILRETTA employs proprietary microsphere technology combining triamcinolone acetonide—a commonly administered, short-acting corticosteroid—with a poly lactic-co-glycolic acid (PLGA) matrix to provide extended pain relief. The pivotal Phase 3 trial on which the approval of ZILRETTA was based showed that ZILRETTA significantly reduced OA knee pain for 12 weeks, with some people experiencing pain relief through Week 16. Learn more at www.zilretta.com.

Indication and Select Important Safety Information for ZILRETTA

Indication: ZILRETTA is indicated as an intra-articular injection for the management of OA pain of the knee. Limitation of Use: The efficacy and safety of repeat administration of ZILRETTA have not been demonstrated.

Contraindication: ZILRETTA is contraindicated in patients who are hypersensitive to triamcinolone acetonide, corticosteroids or any components of the product.

Warnings and Precautions:

•Intra-articular Use Only: ZILRETTA has not been evaluated and should not be administered by epidural, intrathecal, intravenous, intraocular, intramuscular, intradermal, or subcutaneous routes. ZILRETTA should not be considered safe for epidural or intrathecal administration.
•Serious Neurologic Adverse Reactions with Epidural and Intrathecal Administration: Serious neurologic events have been reported following epidural or intrathecal corticosteroid administration. Corticosteroids are not approved for this use.
•Hypersensitivity reactions: Serious reactions have been reported with triamcinolone acetonide injection. Institute appropriate care if an anaphylactic reaction occurs.
•Joint infection and damage: A marked increase in joint pain, joint swelling, restricted motion, fever and malaise may suggest septic arthritis. If this occurs, conduct appropriate evaluation and if confirmed, institute appropriate antimicrobial treatment.

Adverse Reactions: The most commonly reported adverse reactions (incidence ≥1%) in clinical studies included sinusitis, cough, and contusions.

Please see ZILRETTALabel.com for full Prescribing Information.

About iovera°®

The iovera° system uses the body’s natural response to cold to treat peripheral nerves and immediately reduce pain without the use of drugs. Treated nerves are temporarily stopped from sending pain signals for a period of time, followed by a restoration of function. Treatment with iovera° works by applying targeted cold to a peripheral nerve. A precise cold zone is formed under the skin that is cold enough to immediately prevent the nerve from sending pain signals without causing damage to surrounding structures. The effect on the nerve is temporary, providing pain relief until the nerve regenerates and function is restored. Treatment with iovera° does not include injection of any substance, opioid, or any other drug. The effect is immediate and can last up to 90 days. The iovera° system is not indicated for treatment of central nervous system tissue. Additional information is available at www.iovera.com.

Indication and Select Important Safety Information for iovera°®

Indication: iovera° applies freezing cold to peripheral nerve tissue to block and/or relieve pain for up to 90 days. It should not be used to treat central nervous system tissue.

Important Safety Information

⦁    Do not receive treatment with iovera° if you experience hypersensitivity to cold or have open and/or infected wounds near the treatment site.
⦁    You may experience bruising, swelling, inflammation and/or redness, local pain and/or tenderness, and altered feeling at the site of application.
⦁    In treatment area(s), you may experience damage to the skin, skin darkening or lightening, and dimples in the skin.
⦁    You may experience a temporary loss of your ability to use your muscles normally outside of the treatment area.
⦁    Talk to your doctor before receiving treatment with iovera°.

Forward-Looking Statements
Any statements in this press release about Pacira’s future expectations, plans, trends, outlook, projections and prospects, and other statements containing the words “anticipate,” “believe,” “can,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “should,” “will,” “would,” and similar expressions, constitute forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995, including, without limitation, statements related to our growth and future operating results and trends, our strategy, plans, objectives, expectations (financial or otherwise) and intentions, future financial results and growth potential, including our plans with respect to the repayment of our indebtedness, anticipated product portfolio, development programs, patent terms, development of products, strategic alliances and intellectual property, plans with respect to the Non-Opioids Prevent Addiction in the Nation (“NOPAIN”) Act and other statements that are not historical facts. For this purpose, any statement that is not a statement of historical fact should be considered a forward-looking statement. We cannot assure you that our estimates, assumptions and expectations will prove to have been correct. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including risks relating to, among others: the integration of our new chief executive officer; risks associated with acquisitions, such as the risk that the acquired businesses will not be integrated successfully, that such integration may be more difficult, time-consuming or costly than expected or that the expected benefits of the transaction will not occur; our manufacturing and supply chain, global and U.S. economic conditions (including inflation and rising interest rates), and our business, including our revenues, financial condition, cash flow and results of operations; the success of our sales and manufacturing efforts in support of the commercialization of EXPAREL, ZILRETTA and iovera°; the rate and degree of market acceptance of EXPAREL, ZILRETTA and iovera°; the size and growth of the potential markets for EXPAREL, ZILRETTA and iovera° and our ability to serve those markets; our plans to expand the use of EXPAREL, ZILRETTA and iovera° to additional indications and opportunities, and the timing and success of any related clinical trials for EXPAREL, ZILRETTA and iovera°; the commercial success of EXPAREL, ZILRETTA and iovera°; the related timing and success of U.S. Food and Drug Administration supplemental New Drug Applications and premarket notification 510(k)s; the related timing and success of European Medicines Agency Marketing Authorization Applications; our plans to evaluate, develop and pursue additional product candidates utilizing our proprietary multivesicular liposome (“pMVL”) drug delivery technology; the approval of the commercialization of our products in other jurisdictions; clinical trials in support of an existing or potential pMVL-based product; our commercialization and marketing capabilities; our ability to successfully complete capital projects; the outcome of any litigation; the ability to successfully integrate any future acquisitions into our existing business; the recoverability of our deferred tax assets; assumptions associated with contingent consideration payments; the anticipated funding or benefits of our share repurchase program; and factors discussed in the “Risk Factors” of our most recent Annual Report on Form 10-K and in other filings that we periodically make with the Securities and Exchange Commission (the “SEC”). In addition, the forward-looking statements included in this press release represent our views as of the date of this press release. Important factors could cause actual results to differ materially from those indicated or implied by forward-looking statements, and as such we anticipate that subsequent events and developments will cause our views to change. Except as required by applicable law, we undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, and readers should not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release.

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Investor Contact: Susan Mesco, (973) 451-4030 susan.mesco@pacira.com	Media Contact: Sara Marino, (973) 370-5430 sara.marino@pacira.com

(Tables to Follow)

Pacira BioSciences, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	June 30, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$247,053	$153,298
Short-term available-for-sale investments	157,173	125,283
Accounts receivable, net	104,779	105,556
Inventories, net	103,438	104,353
Prepaid expenses and other current assets	19,771	21,504
Total current assets	632,214	509,994
Noncurrent available-for-sale investments	—	2,410
Fixed assets, net	168,850	173,927
Right-of-use assets, net	56,264	61,020
Goodwill	163,243	163,243
Intangible assets, net	454,614	483,258
Deferred tax assets	135,136	144,485
Investments and other assets	36,499	36,049
Total assets	$1,646,820	$1,574,386

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$18,730	$15,698
Accrued expenses	64,811	64,243
Lease liabilities	9,149	8,801
Current portion of convertible senior notes, net	—	8,641
Total current liabilities	92,690	97,383
Convertible senior notes, net	479,549	398,594
Long-term debt, net	109,751	115,202
Lease liabilities	50,146	54,806
Contingent consideration	22,401	24,698
Other liabilities	13,005	13,573
Total stockholders’ equity	879,278	870,130
Total liabilities and stockholders’ equity	$1,646,820	$1,574,386

Pacira BioSciences, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Net product sales:
EXPAREL	$136,852	$135,127	$269,282	$265,535
ZILRETTA	30,707	29,261	56,546	53,595
iovera°	5,674	4,384	10,704	8,385
Bupivacaine liposome injectable suspension	3,154	695	5,679	1,383
Total net product sales	176,387	169,467	342,211	328,898
Royalty revenue	1,636	—	2,929	910
Total revenues	178,023	169,467	345,140	329,808
Operating expenses:
Cost of goods sold	44,262	48,207	91,678	97,227
Research and development	20,338	18,824	38,576	35,964
Selling, general and administrative	68,126	64,850	140,152	135,693
Amortization of acquired intangible assets	14,322	14,322	28,644	28,644
Contingent consideration charges (gains), restructuring charges and other	2,735	(16,613)	4,638	(4,506)
Total operating expenses	149,783	129,590	303,688	293,022
Income from operations	28,240	39,877	41,452	36,786
Other income (expense):
Interest income	4,749	2,111	8,652	5,253
Interest expense	(3,884)	(3,865)	(7,200)	(13,454)
Gain (loss) on early extinguishment of debt	7,518	—	7,518	(16,926)
Other, net	(39)	(269)	(198)	(279)
Total other income (expense), net	8,344	(2,023)	8,772	(25,406)
Income before income taxes	36,584	37,854	50,224	11,380
Income tax expense	(17,698)	(12,091)	(22,359)	(5,153)
Net income	$18,886	$25,763	$27,865	$6,227

Net income per share:
Basic net income per common share	$0.41	$0.56	$0.60	$0.14
Diluted net income per common share (1)	$0.39	$0.51	$0.58	$0.13
Weighted average common shares outstanding:
Basic	46,174	46,088	46,337	46,019
Diluted (1)	50,539	52,054	51,366	46,285

(1) Diluted net income per common share was calculated in consideration of the “if-converted” method associated with the Company’s convertible senior notes. Refer to the Reconciliation of GAAP to Non-GAAP Financial Information included herein for the inputs used in the computation.

Pacira BioSciences, Inc.
Reconciliation of GAAP to Non-GAAP Financial Information
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
GAAP net income	$18,886	$25,763	$27,865	$6,227

Non-GAAP adjustments:
Contingent consideration charges (gains), restructuring charges and other:
Changes in the fair value of contingent consideration	1,509	(18,258)	(2,297)	(6,640)
Restructuring charges (1) (2)	504	936	3,804	936
Acquisition-related expenses (3)	230	709	404	1,198
Step-up of acquired Flexion Therapeutics, Inc. fixed assets and inventory to fair value and other	—	1,727	—	3,834
Stock-based compensation	12,524	10,955	25,675	22,945
Chief Executive Officer transition costs (4)	294	—	571	—
(Gain) loss on early extinguishment of debt	(7,518)	—	(7,518)	16,926
Amortization of debt discount	23	28	47	703
Amortization of acquired intangible assets	14,322	14,322	28,644	28,644
Tax impact of non-GAAP adjustments (5)	3,456	(182)	(1,890)	(14,471)
Total non-GAAP adjustments	25,344	10,237	47,440	54,075

Non-GAAP net income	$44,230	$36,000	$75,305	$60,302

GAAP basic net income per common share	$0.41	$0.56	$0.60	$0.14
GAAP diluted net income per common share	$0.39	$0.51	$0.58	$0.13

GAAP net income used for basic earnings per share	$18,886	$25,763	$27,865	$6,227
Interest expense on convertible senior notes, net of tax	762	1,029	1,790	—
GAAP net income used for diluted earnings per share	$19,648	$26,792	$29,655	$6,227

Non-GAAP basic net income per common share	$0.96	$0.78	$1.63	$1.31
Non-GAAP diluted net income per common share	$0.89	$0.71	$1.50	$1.20

Non-GAAP net income	$44,230	$36,000	$75,305	$60,302
Interest expense on convertible senior notes, net of tax (6)	762	1,029	1,790	2,057
Non-GAAP net income used for diluted earnings per share (6)	$44,992	$37,029	$77,095	$62,359

Weighted average common shares outstanding - basic	46,174	46,088	46,337	46,019
Weighted average common shares outstanding - diluted	50,539	52,054	51,366	46,285
Non-GAAP weighted average common shares outstanding - basic	46,174	46,088	46,337	46,019
Non-GAAP weighted average common shares outstanding - diluted (6)	50,539	52,054	51,366	51,892

Pacira BioSciences, Inc. Reconciliation of GAAP to Non-GAAP Financial Information (continued) (in thousands) (unaudited)
(1) In February 2024, the Company initiated a restructuring plan to ensure it is well positioned for long-term growth. The restructuring plan includes: (i) reshaping the Company’s executive team; (ii) reallocating efforts and resources from the Company’s ex-U.S. and certain early-stage development programs to its commercial portfolio in the U.S. market; and (iii) reprioritizing investments to focus on commercial readiness for the implementation of separate Medicare reimbursement for EXPAREL at average sales price plus 6 percent in outpatient settings beginning in January 2025 and broader commercial initiatives in key areas, such as strategic national accounts, marketing and market access and reimbursement. The charges related to employee termination benefits, severance, and, to a lesser extent, other employment-related termination costs.

(2) Approximately $0.5 million and $2.7 million of restructuring charges were excluded from this line item as they are included in the stock-based compensation line item for the three and six months ended June 30, 2024, respectively.

(3) Acquisition-related expenses related to vacant and underutilized leases assumed from the acquisition of Flexion Therapeutics, Inc. (“Flexion”).
(4) The Company appointed a new chief executive officer (“CEO”) effective January 2, 2024. CEO transition costs include compensation costs related to the transition of the former CEO who remains employed by the Company in an advisory role.

(5) The tax impact of non-GAAP adjustments is computed by: (i) applying the statutory tax rate to the income or expense adjusted items; (ii) applying a zero-tax rate to adjusted items where a valuation allowance exists; and (iii) excluding discrete tax benefits and expenses primarily associated with tax deductible and non-deductible stock-based compensation.
For the three and six months ended June 30, 2024, the GAAP effective income tax rates were approximately 48% and 45%, respectively, and the non-GAAP effective income tax rate for both the three and six months ended June 30, 2024 was approximately 24% with the difference from GAAP primarily relating to the impact of excluding both discrete tax expenses associated with non-deductible stock-based compensation, primarily related to expired stock options, and non-deductible tax expenses related to executive compensation.
For the three and six months ended June 30, 2023, the GAAP effective income tax rates were approximately 32% and 45%, respectively, and the non-GAAP effective income tax rate for both the three and six months ended June 30, 2023 was approximately 25% with the difference from GAAP primarily relating to the impact of excluding discrete tax expenses associated with non-deductible stock-based compensation and tax expenses related to executive compensation.

(6) For the three months ended June 30, 2023 and the three and six months ended June 30, 2024, there were no non-GAAP adjustments when calculating the diluted weighted average common shares outstanding or the interest expense add back under the “if-converted” method.
For the six months ended June 30, 2023, the then-outstanding $402.5 million aggregate principal 0.75% convertible senior notes due 2025, or 2025 Notes, were excluded from diluted net income per common share on a GAAP basis as the impact would have been antidilutive. These potential securities resulted in a dilutive impact on diluted net income per common share reported on a non-GAAP basis.
For the six months ended June 30, 2023, non-GAAP adjustments to diluted weighted average shares outstanding included the impact of the 2025 Notes as if they converted on the first day of the period presented, which resulted in an additional 5.6 million common shares upon an assumed conversion and added back $2.1 million of interest expense, net of tax, to non-GAAP net income. The Company has the option to settle its 2025 Notes in cash, shares of the Company’s common stock or a combination of cash and shares of the Company’s common stock.
Prior year amounts were reclassified to conform to the current year presentation.

Pacira BioSciences, Inc. Reconciliation of GAAP to Non-GAAP Financial Information (continued) (in thousands) (unaudited)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Cost of goods sold reconciliation:
GAAP cost of goods sold	$44,262	$48,207	$91,678	$97,227
Step-up of acquired Flexion fixed assets and inventory to fair value and other	—	(1,727)	—	(3,834)
Stock-based compensation	(1,259)	(1,436)	(2,387)	(3,160)
Non-GAAP cost of goods sold	$43,003	$45,044	$89,291	$90,233

Research and development reconciliation:
GAAP research and development	$20,338	$18,824	$38,576	$35,964
Stock-based compensation	(1,925)	(1,722)	(3,728)	(3,597)
Non-GAAP research and development	$18,413	$17,102	$34,848	$32,367

Selling, general and administrative reconciliation:
GAAP selling, general and administrative	$68,126	$64,850	$140,152	$135,693
CEO transition costs	(294)	—	(571)	—
Stock-based compensation	(8,848)	(7,797)	(16,833)	(16,188)
Non-GAAP selling, general and administrative	$58,984	$57,053	$122,748	$119,505

Weighted average shares outstanding - diluted reconciliation:
GAAP weighted average common shares outstanding - diluted	50,539	52,054	51,366	46,285
Dilutive common shares associated with the 2025 Notes (1)	—	—	—	5,607
Non-GAAP weighted average common shares outstanding - diluted	50,539	52,054	51,366	51,892

(1) For the six months ended June 30, 2023, potential common shares of the 2025 Notes were excluded from diluted net income per common share on a GAAP basis because they would have been antidilutive. These potential securities resulted in a dilutive impact on diluted net income per common share reported on a non-GAAP basis.

Pacira BioSciences, Inc.
Reconciliation of GAAP Net Income to Adjusted EBITDA (Non-GAAP)
(in thousands)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
GAAP net income	$18,886	$25,763	$27,865	$6,227

Interest income	(4,749)	(2,111)	(8,652)	(5,253)
Interest expense (1)	3,884	3,865	7,200	13,454
Income tax expense	17,698	12,091	22,359	5,153
Depreciation expense	4,541	4,732	8,645	10,012
Amortization of acquired intangible assets	14,322	14,322	28,644	28,644
EBITDA	54,582	58,662	86,061	58,237

Other adjustments:
Contingent consideration charges (gains), restructuring charges and other:
Changes in the fair value of contingent consideration	1,509	(18,258)	(2,297)	(6,640)
Restructuring charges (2)	504	936	3,804	936
Acquisition-related expenses	230	709	404	1,198
Step-up of acquired Flexion inventory to fair value and other	—	1,261	—	2,566
Stock-based compensation	12,524	10,955	25,675	22,945
CEO transition costs	294	—	571	—
(Gain) loss on early extinguishment of debt	(7,518)	—	(7,518)	16,926
Adjusted EBITDA	$62,125	$54,265	$106,700	$96,168
(1) Includes amortization of debt discount and debt issuance costs.
(2) Approximately $0.5 million and $2.7 million of restructuring charges were excluded from this line item as they are included in the stock-based compensation line item for the three and six months ended June 30, 2024, respectively.

Pacira BioSciences, Inc.
Reconciliation of GAAP to Non-GAAP 2024 Financial Guidance
(dollars in millions)

GAAP to Non-GAAP Guidance	GAAP	Impact of GAAP to Non-GAAP Adjustments (1)	Non-GAAP
Total revenues	$680 to $705	—	$680 to $705
Gross margin	73% to 75%	Approximately 1%	74% to 76%
Research and development expense	$78 to $90	$8 to $10	$70 to $80
Selling, general and administrative expense	$280 to $310	$35 to $45	$245 to $265
Stock-based compensation	$50 to $55	—	—
(1) The full-year impact of GAAP to Non-GAAP adjustments primarily relates to stock-based compensation.